EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Brink’s Company:

We consent to the incorporation by reference in Registration Statement No. 33-21393, 33-53565, 333-78631, 333-78633, 333-70758, 333-70772, 333-146673, 333-152552, 333-133073, 333-158285, 333-165567, 333-188342, 333-217723 and 333-225111 on Forms S-8 of our report dated February 28, 2020 (March 1, 2021 as to Notes 2, 3, and 8), relating to the financial statements of The Brink’s Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
March 1, 2021